Exhibit 10.43
ADVISORY AND NON-COMPETITION AGREEMENT AMENDMENT
     This Advisory and Non-Competition Agreement Amendment (this “Amendment”), dated as of November 24, 2008, is by and between Toll Brothers, Inc. (the “Company”) and Bruce E. Toll (“BET”). This Amendment amends the Advisory and Non-Competition Agreement, dated as of November 1, 2004 and previously amended as of June 17, 2007, by and between the Company and BET (as amended, the “Advisory Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Advisory Agreement.
     WHEREAS, BET, a founder of the Company, was employed by the Company for many years as its President, Chief Operating Officer and Secretary and in various capacities with respect to the Company’s subsidiaries, and, more recently, has been and continues to be retained under the Advisory Agreement.
     WHEREAS, the Company now deems it advisable to amend the Advisory Agreement to ensure that payments made to BET thereunder are in compliance with changes made to the tax laws by the addition to the Internal Revenue Code of 1986, as amended (the “Code”), of Section 409A by the American Jobs Creation Act of 2004.
     NOW, therefore, in consideration of the mutual obligations and promises contained herein, and intending to be legally bound, Company and BET hereby agree as follows:
     1. The following sentence is hereby added to the end of Paragraph 5(a) of the Advisory Agreement:
“Notwithstanding the foregoing, payments otherwise required to be made to BET pursuant to this Paragraph 5(a) at any time during the fist six months following the Termination Date shall be delayed until six months have elapsed following such Termination Date if, and to the extent, required to comply with Section 409A(a)(2)(B)(i) of the Code (as hereinafter defined). The aggregate amount of any payments so delayed shall be paid to BET in a lump sum as soon as practicable after six months have elapsed following the Termination Date Thereafter, any payments required to be made to BET pursuant to this Paragraph 5(a) shall be made in the same manner as payments are to be made pursuant to Paragraph 3 hereof.”
     2. In all other respects, the Advisory Agreement is continued in full force and effect.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, with the intention of being legally bound, BET and the Company hereby execute this Agreement as of the date first set forth above.

TOLL BROTHERS, INC.

By:	/s/ Joel H. Rassman

Name:	Joel H. Rassman
Title:	Executive Vice President and
Chief Financial Officer

/s/ Bruce E. Toll

BRUCE E. TOLL